EXHIBIT 99.1
NEWS BULLETIN

M.D.C. HOLDINGS, INC.	RICHMOND AMERICAN HOMES
HOMEAMERICAN MORTGAGE
FOR IMMEDIATE RELEASE
THURSDAY, OCTOBER 6, 2005

Contacts:	Paris G. Reece III	Robert N. Martin	Richard Matthews
	Chief Financial Officer	Investor Relations	Rubenstein Communications
	(303) 804-7706	(720) 977-3431	(212) 843-8267
	greece@mdch.com	bnmartin@mdch.com	rmatthews@rubenstein.com
M.D.C. HOLDINGS CONFIRMS EARNINGS OUTLOOK FOR 2006
     DENVER, Thursday, October 6, 2005 — M.D.C. Holdings, Inc. (NYSE/PCX: MDC) today confirmed that, consistent with its press release dated September 14, 2005, it expects to produce new records for revenues and earnings in 2006. Earlier today, the Company confirmed that its earnings per share for the 2005 third quarter should be higher than 2004 third quarter earnings per share of $2.36, and that its earnings per share for full year 2005 should exceed the consensus analyst estimate at the time of MDC’s September 14, 2005 release of $10.44. The Company’s expectations assume no material change in overall market conditions.
     Please refer to the last paragraph of this release for a discussion of factors that may impact the Company’s revenues and earnings.
     Also, as stated earlier today, the Company plans to release its 2005 third quarter earnings after the market closes on Monday, October 17, 2005.
     MDC, whose subsidiaries build homes under the name “Richmond American Homes,” is one of the largest homebuilders in the United States. The Company also provides mortgage financing, primarily for MDC’s homebuyers, through its wholly owned subsidiary HomeAmerican Mortgage Corporation. MDC is a major regional homebuilder with a significant presence in some of the country’s best housing markets. The Company is the largest homebuilder in Colorado; among the top five homebuilders in Northern Virginia, suburban Maryland, Phoenix, Tucson, Las Vegas, Jacksonville and Salt Lake City; and among the top ten homebuilders in Northern California and Southern California. MDC also has established operating divisions in Dallas/Fort Worth, Houston, West Florida, Philadelphia/Delaware Valley and Chicago. For more information about our Company, please visit www.richmondamerican.com.
-more-

M.D.C. HOLDINGS, INC.

Forward-Looking Statements
     Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic and business conditions; (2) interest rate changes; (3) the relative stability of debt and equity markets; (4) competition; (5) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (6) the availability and cost of performance bonds and insurance covering risks associated with our business; (7) shortages and the cost of labor; (8) weather related slowdowns; (9) slow growth initiatives; (10) building moratoria; (11) governmental regulation, including the interpretation of tax, labor and environmental laws; (12) changes in consumer confidence and preferences; (13) required accounting changes; (14) terrorist acts and other acts of war; and (15) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company’s business is contained in the Company’s Form 10-K for the year ended December 31, 2004, which was filed with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.
-###-